EXHIBIT 10.1

AMENDMENT TO STANDSTILL AGREEMENT

THIS AMENDMENT TO STANDSTILL AGREEMENT (this “Amendment”) is made and entered into as of April 29, 2015, by and among Insignia Systems, Inc., a Minnesota corporation (the “Company”), and Nicholas J. Swenson, an individual resident of Minnesota (“Swenson”), Air T, Inc., a Delaware corporation (“Air T”), Groveland Capital LLC, a Delaware limited liability company (“Groveland Capital”), and Groveland Hedged Credit Fund LLC, a Delaware limited liability company (“Groveland Fund”). Swenson, Air T, Groveland Capital, and Groveland Fund are collectively referred to herein as the “Shareholder Group.”

WHEREAS, the Company and the Shareholder Group are parties to a Standstill Agreement, dated as of November 8, 2014 (the “Agreement”).

WHEREAS, all terms not otherwise defined herein have the meanings set forth in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

1.                                      Amendments to the Agreement.

(a)                                 Section 4(a)(iii) of the Agreement shall be amended and restated in its entirety as follows:

In accordance with the Company’s articles of incorporation and amended and restated bylaws, the Board shall agree to maintain a board of no more than eight directors through the Company’s 2016 Annual Meeting of Shareholders. The Company agrees to nominate eight directors for election at the Company’s 2015 Annual Meeting of Shareholders, all of whom will be nominated to serve a one-year term. The Company agrees to include Swenson and the Additional Director as nominees for election at the Company’s 2015 Annual Meeting of Shareholders, as two of the Company’s eight nominees.

(b)                                 Section 4(b)(iii) of the Agreement shall be amended and restated in its entirety as follows:

The Company agrees to include Swenson and the Additional Director as nominees for election at the Company’s 2015 Annual Meeting of Shareholders, as two of the Company’s eight nominees.

(c)                                  Section 4(c) of the Agreement shall be amended and restated in its entirety as follows:

The Board shall nominate all eight members of the Board (including Swenson and the Additional Director) for election as directors at the 2015 Annual Meeting of Shareholders.

(d)                                 Section 4(d) of the Agreement shall be amended and restated in its entirety as follows:

[reserved]

2.                                      No Waiver or Other Amendments.  This Amendment is not a waiver by any party to the Agreement of any term or condition of the Agreement and, except as expressly provided in this Amendment, this Amendment does not modify, supplement or amend any term or condition of the Agreement.

3.                                      Miscellaneous.  This Amendment may be executed in one or more counterparts, all of which taken together constitute one and the same instrument.  A signed counterpart is as binding as an original.  A facsimile or other electronic signature shall be treated as an original signature.  This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Minnesota applicable to contracts executed and to be performed wholly within such state, without giving effect to the choice of law principles of such state.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.

INSIGNIA SYSTEMS, INC.
By:	/s/ Glen P. Dall
Glen P. Dall
President and Chief Executive Officer
AIR T, INC.
By:	/s/ Nicholas J. Swenson
Nicholas J. Swenson
Chief Executive Officer
GROVELAND CAPITAL, LLC
By:	/s/ Nicholas J. Swenson
Nicholas J. Swenson, Managing Member
GROVELAND HEDGED CREDIT FUND, LLC
By:	Groveland Capital, LLC, its general partner
	By:	/s/ Nicholas J. Swenson
Nicholas J. Swenson, Managing Member
/s/ Nicholas J. Swenson
NICHOLAS J. SWENSON

[Amendment to Standstill Agreement]